DTSI SUMMARY AS OF 3/2/16

IR CONTACT: Geri Weinfeld, Director of Investor Relations, Geri.Weinfeld@dts.com

Since 1993, DTS, Inc. (Nasdaq: DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinemas, automobiles and more, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners' network-connected devices.

Stock/Financial Information
(As of 12/31/15)

Price per share	$22.58
90 Day Average Volume	100,352
Shares Outstanding	17.3M
Market Cap	$390M
Cash & Investments	$61.9M
OCF Year-to-Date	$4.2M

FY Financial Highlights and 2016 Outlook
($ Millions, except per share data)

	2013	2014	2015	2016E
Revenue	$125.1	$143.9	$138.2	$180-$190
EPS – GAAP	$0.86	$1.55	$(0.71)**	$0.70-$0.85
EPS – Non-GAAP*	$1.07	$1.55	$1.17**	$2.10-$2.25

**Includes $4.6 million in revenue, $6.8 million operating expenses and $0.9 million in cost of goods sold from iBiquity

Making the World Sound Better

More than 400 product manufacturers and integrated circuit licensees to date

More than 2 billion products shipped with DTS technologies to date

A constant catalyst for higher fidelity entertainment experiences

Rapidly expanding, industry first innovative technologies

Delivering complete solutions for a connected world

Best-in-class end-to-end audio solutions

Global customer service and support

DTS is a trusted industry partner


dts
LISTEN
PERSONAL COMPUTERS
TV
MOBILE
BLU-RAY
AUTOMOTIVE

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2016 outlook and performance (which are as of March 2, 2016), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in DTS's public filings with the Securities and Exchange Commission, including DTS's Form 10-K and 10-Q, available at www.sec.gov. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.

*Excludes the impact of certain items and the related tax effects, including stock-based compensation costs, amortization of intangible assets, change in fair value of contingent consideration, impairment of intangibles, acquisition and integration costs, restructuring and realignment costs, and certain legal costs, as applicable. The Company's 2013 tax rates were subject to significant volatility while management worked to address a three year cumulative tax loss situation in the U.S. For Non-GAAP purposes, the Company is utilizing a normalized rate of 30% in 2016, 2015, 2014 and 2013.

Q4 2015 Revenue by Market


Other
Home AV
Blu-ray
Network Connected*
Automotive

*Includes primarily TV, PC, mobile and wireless speakers

2016 Outlook and Assumptions

2016	Low-End GAAP	High-End GAAP	Low-End Non-GAAP**	High-End Non-GAAP**
Revenue	$180M	$190M	$180M	$190M
Op Margin	10%	15%	30%	35%
EPS	$0.70	$0.85	$2.10	$2.25

Market	% of Total Revenue
Network Connected	~35%
Blu-ray	<15%
Automotive	<40%
Home AV	<10%

Recent Highlights

Automotive

- HD Radio technology is now available on an expanded number of 2016 model year General Motors trucks. These trucks join more than 200 models available with factory-installed HD Radio receivers.
- HD Radio penetration continues to increase, and represented about 37 percent of new cars sold in the U.S. in 2015.

Mobile

- For the first time ever, Headphone:X® and Play-Fi® technologies are both incorporated in Acer's Liquid Jade 2 smartphone, providing users the ultimate mobile audio experience.

Wireless Audio

- DTS announced an expansion of the DTS Play-Fi wireless audio ecosystem to include new speaker partners Klipsch and Rotel, as well as streaming service providers Amazon Music and iHeart Radio.

Next-Generation Immersive Audio

- Four major studios are committed to releasing multiple titles to the home market featuring a DTS:X™ soundtrack. These will follow the first titles that have been released thus far, "Ex Machina," "American Ultra" and "The Last Witch Hunter".
- Denon and Marantz have upgraded their first AVRs to include DTS:X immersive sound capability. Yamaha has announced their first update will be in March.

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2016 outlook and performance (which are as of March 2, 2016), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in DTS's public filings with the Securities and Exchange Commission, including DTS's Form 10-K and 10-Q, available at www.sec.gov. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.

**Excludes the impact of certain items and the related tax effects, including stock-based compensation costs, amortization of intangible assets, change in fair value of contingent consideration, impairment of intangibles, acquisition and integration costs, restructuring and realignment costs, and certain legal costs, as applicable. The Company's 2013 tax rates were subject to significant volatility while management worked to address a three year cumulative tax loss situation in the U.S. For Non-GAAP purposes, the Company is utilizing a normalized rate of 30% in 2016, 2015, 2014 and 2013.